Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Alaska Communications Systems Group, Inc. (the “Company”) on Form 10-K for the fiscal year ending December 31, 2007 (the “Report”), I, Liane Pelletier, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §. 1350, as created by § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 20, 2008	/s/ Liane Pelletier
Liane Pelletier
Chief Executive Officer, Chairman of the Board and President Alaska Communications Systems Group, Inc.